                                                                    EXHIBIT 8(d)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-51794 of ML of New York Variable Life Separate Account II on Form S-6 of our reports on (i) ML Life Insurance Company of New York dated February 28, 2000, and (ii) ML of New York Variable Life
Separate Account II dated February 14, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

New York, New York
April 24, 2000